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                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                             AND SUBSIDIARIES
                                                                   EXHIBIT II
                                                                   ----------

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                                               1 9 9 7       1 9 9 6      1 9 9 5
                                               -------       -------      -------
Primary earnings:

Net income (loss)                           $(1,363,811)   $  192,048   $  155,146
                                            -----------    ----------   ----------

Shares:
Weighted common shares outstanding            8,213,089     7,524,539    6,899,400
Employees stock options                              --       116,328      255,842
Options to The Harriman Group                        --            --      506,035
B warrants                                           --            --           --
Underwriter options                                  --            --        4,234
                                            -----------    ----------   ----------

Total weighted shares outstanding             8,213,089     7,640,867    7,665,511
                                            -----------    ----------   ----------

Primary earnings per share                  $      (.17)   $      .03   $      .02
                                            ===========    ==========   ==========

Fully diluted earnings:

Net income (loss)                           $(1,363,811)   $  192,048   $  155,146
                                            -----------    ----------   ----------

Shares:
Weighted  common shares outstanding           8,213,089     7,524,539    6,899,400
Employee stock options                               --       116,328      301,956
Options to The Harriman Group                        --            --      525,789
B warrants                                           --            --           --
Underwriter options                                  --            --       11,179
                                            -----------    ----------   ----------

Total weighted shares outstanding             8,213,089     7,640,867    7,738,324
                                            -----------    ----------   ----------

Fully diluted earnings per common share     $      (.17)   $      .03   $      .02
                                            ===========    ==========   ==========


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